Certificate of Amendment
                                 to the
        Amended and Restated Agreement and Declaration of Trust
                                   of
               Credit Suisse Warburg Pincus Capital Funds
                                  and
                      Certificate of the Secretary

      The undersigned Secretary of Credit Suisse Warburg Pincus Capital Funds, a Massachusetts business trust governed by a written Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") dated as of February 22, 1996 that was duly executed and filed with the office of the Secretary of the Commonwealth of Massachusetts on February 26, 1996, and which was amended by Certificates of Amendment dated February 19, 1997, February 8, 1999, July 24, 2000 and January 16, 2001, DOES HEREBY CERTIFY THAT:

      FIRST: On February 1, 2001, the Trustees of the Trust, pursuant to Section 9.3(a) of the Declaration of Trust, duly adopted an amendment to Section 6.2 of the Declaration of Trust whereby the name of the separate portfolios of the Trust be changed from the "Credit Suisse Warburg Pincus Growth and Income Fund" and "Credit Suisse Warburg Pincus Fixed Income Fund" to "Credit Suisse Warburg Pincus Value Fund," and "Credit Suisse Warburg Pincus Fixed Income II Fund," respectively; and

      SECOND: That the name change in respect of the separate portfolios will not be effective until the filing date with the Commonwealth of Massachusetts of this Certificate of Amendment.

      IN WITNESS WHEREOF the undersigned has executed this certificate on this 6th day of February, 2001.


                                                /s/ Martin Jaffe
                                                --------------------------------
                                                Martin Jaffe
                                                Secretary

STATE OF NEW YORK )
                 ss:
COUNTY OF NEW YORK)

      On this 6th day of February, 2001 before me personally came Martin Jaffe to me known, who being duly sworn by me, did depose and say that he is the Secretary of Credit Suisse Warburg Pincus Capital Funds, a trust organized under the laws of the Commonwealth of Massachusetts, the trust described in the foregoing instrument; that he knows the seal of said trust; that the seal affixed to said instrument is such trust seal; that it was so affixed by order of the trustees of said trust, and that he signed his name thereto by order.


                                                /s/ Bonnie Melamed
                                                --------------------------------
                                                Notary Public